SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2002

NATIONAL MERCANTILE BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	0-15982	95-3819685
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1840 Century Park East
Los Angeles, California 90067
(Address of Principal Executive Offices)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

                On August 5, 2002, National Mercantile Bancorp (the “Company”) removed Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and on August 5, 2002 retained Ernst & Young LLP (“E&Y”) as the Company’s new independent public accountants for the fiscal year 2002. This change was made upon the recommendation of the audit committee of the Company’s board of directors and with the approval of the Company’s board of directors. The decision to change independent public accountants was based on the continuing uncertainty regarding Andersen’s future and is not a reflection of Andersen’s commitment or the quality of the services it provided to the Company.

                Andersen’s reports on the Company’s consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                During the years ended December 31, 2001 and December 31, 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

                The Company provided Andersen with a copy of the foregoing disclosures and has requested a letter addressed to the SEC stating whether it agrees with the statements made by the Company. As of the date of this filing and after reasonable effort, we have not yet obtained a letter from Andersen.  Accordingly, the Company is making this filing in accordance with Rule 304T.

                During the years ended December 31, 2001 and December 31, 2000 and through the date hereof, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

                    None

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Mercantile Bancorp

By:	/s/ DAVID R BROWN
Name: David R. Brown
Title: Chief Financial Officer

Date: August 7, 2002